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                                                                    Exhibit 99.1

                                CERTIFICATION OF
                             CHIEF EXECUTIVE OFFICER
                        OF SPINNAKER EXPLORATION COMPANY
                         PURSUANT TO 18 U.S.C. (S) 1350

     In connection with the accompanying Annual Report of Spinnaker Exploration Company (the "Company") on Form 10-K for the period ended December 31, 2002 and filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Roger L. Jarvis, Chief Executive Officer of the Company, hereby certify, to my knowledge, that:

         1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

         /s/ ROGER L. JARVIS
         --------------------------------------------
         Name:  Roger L. Jarvis
         Title: Chief Executive Officer
         Date:  March 25, 2003

     A signed original of this written statement required by Section 906 has been provided to Spinnaker Exploration Company and will be retained by Spinnaker Exploration Company and furnished to the Securities and Exchange Commission or its staff upon request.